Exhibit 4(8)

FEDERATIVE REPUBLIC OF BRAZIL

MINISTRY OF FINANCE

CONSENT

I, Guido Mantega, Minister of Finance of the Federative Republic of Brazil, hereby consent to the reference to my name, in my official capacity as Minister of Finance, under the caption “Official Statements” in the Prospectus of the Federative Republic of Brazil included in the Registration Statement filed by the Federative Republic of Brazil with the United States Securities and Exchange Commission.

/s/ Guido Mantega
Guido Mantega Minister of Finance